EXHIBIT 10.10

Sales Referral Agreement

between

Equal Mobile Limited

And

MobileMail Limited

0

This Sales Referral Agreement (hereinafter the “Agreement”) is entered into on 19/05/05 by and between

Equal Mobile Limited, a company incorporated in England, having its registered office at 27 New Bond Street, London, W1S 2RH (hereinafter “Equal Mobile”);

and

MobileMail Limited, a company incorporated in England, having its registered office at 27 New Bond Street, London, W1S 2RH (hereinafter "MobileMail");

WHEREAS

A. Equal Mobile is in the business of providing mobile internet services;

B. Partner is in the business of providing Email to SMS communications software

C. The parties wish to enter an agreement whereby they would be remunerated for introducing each other to potential customers who may be interested in having business and enter into agreement with the other party. The introducing party shall be hereinafter referred as “Finder” and the party entering into a commercial agreement with a third party introduced by Finder shall be hereinafter referred as the “Company”.

THEREFORE, for good and valuable consideration, the parties agree as follows:

1. SERVICES; Finder may from time to time wish to introduce Company and its products and services to potential customers who may be interested in having business with Company and entering into agreement with Company.

Finder shall not be entitled to bind Company into any agreement.

2. COMMISSION: If Company enters into a commercial agreement with any customer, to which Finder has introduced Company and Finder has made the first contact to such customer and the agreement between Company and the customer is a result of Finder’s introduction, Finder shall be entitled to the commission in accordance with the following schedule:

-

a commission equal to 25% of the net profit derived from each customer in respect of usage of Company products and services by that customer irrespective of whether such is derived during the term of this Agreement

Notwithstanding the foregoing, Finder shall not be entitled to the commission for a agreement concluded between Company and a customer if Company is independently negotiating with the customer in question or if Company has negotiated with such customer within the last six months before the introduction by Finder. Company will upon Finder's request provide Finder with information as to whether or not Company is negotiating or has been negotiating with a particular customer.

The parties shall bear their own costs and expenses arising while performing the duties herein, unless otherwise agreed in writing.

Value Added Tax and other similar sales taxes shall be excluded from the revenue when calculating the commission. The commission payments from the net revenue received by Company each month shall be paid directly to Finder’s bank account within 30 days of collection of cash from the customer. If the customer fails to pay its debts the commission shall not be accounted for the unpaid parts.

3. NO OBLIGATION: Nothing in this agreement shall obligate Company to enter into an agreement with any customer or limit Company's right to terminate the concluded agreements with the customers. Company shall not be liable for any damages caused to Finder by the failure to conclude or conform the agreements with any customer or by the termination, either preliminary or otherwise, of the same.

The parties agree that nothing in this agreement shall prevent or restrict them from introducing, commercializing, marketing, and/or distributing the services and/or products directly by themselves or by using distributors, agents etc.

4. RELATIONSHIP OF THE PARTIES: Finder is an independent contractor and shall not act as an employee, agent or broker of Company.

6. LIMITATIONS OF LIABILITY: In no event shall either party be liable towards the other or any third party for any punitive, special, indirect, incidental, or consequential damages or for any damages resulting from loss of use, loss of data, or loss of profit arising out of or in connection with this agreement, or its termination, whether in an action based on contract, tort or statutory liability.

7. CONFIDENTIALITY: The parties have concluded a non-disclosure agreement, which shall be applied to the performance of this Agreement.

8. TERM AND TERMINATION: The Agreement shall become effective when signed by both parties and be for an initial term of 18 months from that date and may be renewed for further terms of 18 months on the written agreement of both parties. Either party may terminate the Agreement with immediate effect if the other substantially breaches its obligations under the Agreement and fails to correct the breach within thirty (30) days from receiving a written notice of breach.

The provisions of this agreement regarding the accounting of commission to Finder shall survive the termination of this agreement for as long as the respective customer agreements are in force. Any and all other provisions of this agreement that by their nature or context are such that they are intended to survive termination shall survive termination.

9. ENTIRE AGREEMENT: This agreement contains the full and complete understanding and agreement between the parties with respect to the subject matter, and supersedes all other agreements between the parties whether written or oral relating thereto, and may not be modified or amended except by written instrument executed by the parties hereto.

The undersigned hereby acknowledge that they have read and understand fully the terms of this Agreement, the terms and conditions of which are hereby incorporated and acknowledged by this document.

10. GENERAL: This Agreement shall be governed by English law.

	Signed for and on behalf of:		Signed for and on behalf of

	EQUAL MOBILE LIMITED		MOBILEMAIL LIMITED

Signed:	/s/ Daniel Feane	Signed:	/s/ Gary Flint

Name:	Daniel Feane	Name:	Gary Flint

Title:	Managing Director	Title:	Managing Director

Date:	19/05/05	Date:	19/05/05